Exhibit 10.2

AMENDMENT TO

CUBIC CORPORATION

TRANSITION PROTECTION plan

THIS AMENDMENT TO the CUBIC CORPORATION TRANSITION PROTECTION PLAN (this “Amendment”), effective as of May 1, 2018 (the “Plan Amendment Date”), is made and adopted by CUBIC CORPORATION, a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company has adopted the Cubic Corporation Transition Protection Plan (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below; and

WHEREAS, the Executive Compensation Committee of the Board of Directors has approved this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.          Section 2(d) of the Plan is hereby amended to read as follows:

“(d)       “Change in Control” shall be deemed to occur on the happening of any of the following events:

(i)          Any acquisition of beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as defined in Rule 13d-3 of the Exchange Act of such number of shares of the Company’s equity securities by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”)  which enables such Person to elect a majority of the Company’s Board by cumulative voting, assuming 90% of outstanding shares vote;

(ii)         Any sale of a Substantial Portion of the Property (as defined herein) of the Company.

(iii)       As to an Participant who is an employee of a Subsidiary, any sale of a Substantial Portion of the Property or the sale or issuance of a majority of the stock of such Subsidiary by the Company to any party other than an Affiliate of the Company;

(iv)        Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

(v)         The consummation by the Company, directly or indirectly, in one or more steps, of a merger, consolidation, reorganization, or business combination or any act or event which results in a majority of the Company’s Board as existing immediately prior to such acts or events not continuing to serve as such; or

(vi)        A change in the composition of the Board such that, during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(d)(i), (ii) or (v)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (each, an “Incumbent Director”), cease for any reason to constitute a majority thereof; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as such terms are used in Rule 14a 11 of Regulation 14A promulgated under the Exchange Act) with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director; or

In addition, if a Change in Control constitutes a payment event with respect to any payment under this Plan which constitutes a deferral of compensation and is subject to Section 409A of the Code, the transaction or event described above with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.”

2.         This Amendment shall be and is hereby incorporated in and forms a part of the Plan.  All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.  The Plan, as amended by this Amendment, is hereby ratified and confirmed.

I hereby certify that the foregoing Amendment was duly adopted by the Executive Compensation Committee of the Board of Directors of Cubic Corporation on May 1, 2018.

By:	/s/ James R. Edwards
Name:	James R. Edwards
Title:	Senior Vice President, General Counsel & Secretary